Exhibit 21.1
LIST OF SUBSIDIARIES

Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX SERVICES INC.	Georgia

3.	BLUELINX FLORIDA LP	Florida

4.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

5.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

6.	BLUELINX RECEIVABLES MANAGEMENT, INC.	Delaware

7.	BLUELINX RECEIVABLES SECURITIZATION LLC	Delaware

8.	BLUELINX BUILDING PRODUCTS CANADA LTD.	British Columbia, Canada

9.	BLX REAL ESTATE LLC	Delaware

10.	ABP AL (MIDFIELD) LLC	Delaware

11.	ABP AR (LITTLE ROCK) LLC	Delaware

12.	ABP CA (CITY OF INDUSTRY) LLC	Delaware

13.	ABP CA (NATIONAL CITY) LLC	Delaware

14.	ABP CA (NEWARK) LLC	Delaware

15.	ABP CA (NORTH HIGHLANDS) LLC	Delaware

16.	ABP CO I (DENVER) LLC	Delaware

17.	ABP CO II (DENVER) LLC	Delaware

18.	ABP CT (NEWTON) LLC	Delaware

19.	ABP FL (LAKE CITY) LLC	Delaware

20.	ABP FL (MIAMI) LLC	Delaware

21.	ABP FL (PENSACOLA) LLC	Delaware

22.	ABP FL (TAMPA) LLC	Delaware

23.	ABP FL (YULEE) LLC	Delaware

Jurisdiction of
	Name of Subsidiary	Organization
24.	ABP GA (LAWRENCEVILLE) LLC	Delaware

25.	ABP IA (DES MOINES) LLC	Delaware

26.	ABP IL (UNIVERSITY PARK) LLC	Delaware

27.	ABP IN (ELKHART) LLC	Delaware

28.	ABP KY (INDEPENDENCE) LLC	Delaware

29.	ABP LA (SHREVEPORT) LLC	Delaware

30.	ABP LA (BATON ROUGE) LLC	Delaware

31.	ABP LA (NEW ORLEANS) LLC	Delaware

32.	ABP MA (BELLINGHAM) LLC	Delaware

33.	ABP MD (BALTIMORE) LLC	Delaware

34.	ABP ME (PORTLAND) LLC	Delaware

35.	ABP MI (DETROIT) LLC	Delaware

36.	ABP MI (GRAND RAPIDS) LLC	Delaware

37.	ABP MN (EAGAN) LLC	Delaware

38.	ABP MN (MAPLE GROVE) LLC	Delaware

39.	ABP MO (BRIDGETON) LLC	Delaware

40.	ABP MO (KANSAS CITY) LLC	Delaware

41.	ABP MO (SPRINGFIELD) LLC	Delaware

42.	ABP MS (PEARL) LLC	Delaware

43.	ABP NC (BUTNER) LLC	Delaware

44.	ABP NC (CHARLOTTE) LLC	Delaware

45.	ABP NJ (DENVILLE) LLC	Delaware

46.	ABP NY (YAPHANK) LLC	Delaware

47.	ABP OH (TALMADGE) LLC	Delaware

50.	ABP OK (TULSA) LLC	Delaware

51.	ABP OR (BEAVERTON) LLC	Delaware

Jurisdiction of
	Name of Subsidiary	Organization
52.	ABP PA (ALLENTOWN) LLC	Delaware

53.	ABP PA (STANTON) LLC	Delaware

54.	ABP SC (CHARLESTON) LLC	Delaware

55.	ABP SD (SIOUX FALLS) LLC	Delaware

56.	ABP TN (ERWIN) LLC	Delaware

57.	ABP TN (MEMPHIS) LLC	Delaware

58.	ABP TN (NASHVILLE) LLC	Delaware

59.	ABP TX (EL PASO) LLC	Delaware

60.	ABP TX (FORT WORTH) LLC	Delaware

61.	ABP TX (HARLINGEN) LLC	Delaware

62.	ABP TX (HOUSTON) LLC	Delaware

63.	ABP TX (LUBBOCK) LLC	Delaware

64.	ABP TX (SAN ANTONIO) LLC	Delaware

65.	ABP VA (RICHMOND) LLC	Delaware

66.	ABP VA (VIRGINIA BEACH) LLC	Delaware

67.	ABP VT (SHELBURNE) LLC	Delaware

68.	ABP WA (WOODINVILLE) LLC	Delaware

69.	ABP WI (WAUSAU) LLC	Delaware

70.	ABP MD (BALTIMORE) SUBSIDIARY LLC	Delaware

71.	BLUELINX LANDLORD AGENT LLC	Delaware

72.	BLX SC (CHARLESTON) LLC	Delaware

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